FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of July 18, 2017 (the “Amendment”), is made pursuant to that certain Loan and Security Agreement dated as of September 30, 2015 (as amended, modified or supplemented from time to time, the “Agreement”), among CAC Warehouse Funding LLC VI, a Delaware limited liability company (the “Borrower”), Credit Acceptance Corporation, a Michigan corporation (“Credit Acceptance,” the “Originator,” the “Servicer” or the “Custodian”), Flagstar Bank, fsb (the “Lender”), and Flagstar Bank, fsb, as deal agent (the “Deal Agent”), and Flagstar Bank, fsb, as collateral agent (the “Collateral Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower, Credit Acceptance, the Lender, the Deal Agent and the Collateral Agent have previously entered into and are currently party to the Agreement;
WHEREAS, the Borrower has requested that certain amendments be made to the Agreement, and the Borrower, Credit Acceptance, the Lender, the Deal Agent and the Collateral Agent are willing to amend the Agreement under the terms and conditions set forth in this Amendment;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
Section 1.    Defined Terms. Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Agreement.
Section 2.    Amendments.
2.1.    Each of the following defined terms appearing in Section 1.1 of the Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:
“Commitment Termination Date”: September 30, 2020, or such later date to which the Commitment Termination Date may be extended if agreed in writing among the Borrower, the Deal Agent and the Lender.
“Credit Agreement”: The Sixth Amended and Restated Credit Agreement dated as of June 23, 2014, among Credit Acceptance, Comerica Bank, as administrative agent and collateral agent, and the banks signatory thereto, as amended by that certain First Amendment to Sixth Amended and Restated Credit

Agreement, dated as of June 11, 2015, that certain Second Amendment to Sixth Amended and Restated Credit Agreement, dated as of June 15, 2016 and that certain Third Amendment to Sixth Amended and Restated Credit Agreement, dated as of June 28, 2017; provided, however, to the extent the Credit Agreement is amended or terminated after the Third Amendment Effective Date, references to the Credit Agreement shall refer to the Credit Agreement on the Third Amendment Effective unless otherwise consented to by the Deal Agent, which consent shall not be unreasonably withheld or delayed.
2.2.    The following new defined term is hereby added to Section 1.1 of the Agreement in the correct alphabetical sequence, and shall read as follows:
“Third Amendment Effective Date”: July 18, 2017.
Section 3.    Conditions Precedent; Effectiveness of Amendment. This Amendment shall not become effective until the following conditions have been satisfied:
3.1.    The Deal Agent shall have received a fully executed counterpart of (i) this Amendment and (ii) that certain Upfront Fee Letter dated as of the date hereof among the Borrower, the Servicer and the Deal Agent; and
3.2.    The Deal Agent shall have received all fees owing on the date hereof pursuant to the Upfront Fee Letter.
Section 4.    Representations of the Borrower and Servicer. Each of Borrower and Servicer hereby represent and warrant to the parties hereto that as of the date hereof each of the representations and warranties contained in Article IV of the Agreement and any other Transaction Document to which it is a party are true and correct as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties relate solely to an earlier date, and then are true and correct as of such earlier date) and that no Amortization Event, Termination Event or Unmatured Termination Event has occurred and is continuing as of the date hereof and after giving effect to this Amendment.
Section 5.    Agreement in Full Force and Effect. Except as expressly set forth herein, all terms and conditions of the Agreement, as amended, shall remain in full force and effect. Reference to this specific Amendment need not be made in the Agreement, the Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

Section 6.    Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 7.    Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 8.    Fees and Expenses. The Borrower agrees to pay on demand all costs and expenses of or incurred by the Deal Agent and the Lender in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable and documented fees and expenses of external counsel for the Deal Agent and the Lender.
[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be executed and delivered by their duly authorized officers as of the date hereof.
CAC WAREHOUSE FUNDING LLC VI
By: /s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Treasurer

CREDIT ACCEPTANCE CORPORATION
By: /s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Senior Vice President & Treasurer

FLAGSTAR BANK, FSB, the Lender and the Collateral Agent
By: /s/ Kelly Hamrick
Name: Kelly Hamrick
Title: First Vice President

FLAGSTAR BANK, FSB, the Deal Agent
By: /s/ Kelly Hamrick
Name: Kelly Hamrick
Title: First Vice President

Signature Page to First Amendment to Loan and Security Agreement